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EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements on Form S-8 and Form S-3 under the Securities Act of 1933 of Paul-Son Gaming Corporation and Subsidiaries ("Paul-Son") of our report dated March 22, 2002 insofar as such report relates to the financial statements of Etablissements Bourgogne et Grasset S.A. contained in this Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Paul-Son as of December 31, 2002.

/s/ Mazars LLP

New York, N.Y.
March 22, 2002

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  EXHIBIT 23.02
INDEPENDENT AUDITORS' CONSENT